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                                                                     Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 fax

                                                              November 21, 2002

Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, UT 84108

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Prospectus Supplement, dated the date hereof, to a Registration Statement on Form S-3, Registration No. 333-73124 (collectively, the "Registration Statement") being filed by Myriad Genetics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). The Shares are to be sold to Morgan Stanley & Co. Incorporated ("Morgan Stanley") pursuant to an Underwriting Agreement between the Company and Morgan Stanley (the "Underwriting Agreement"), which Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-laws, both as amended to date and as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.


                   Boston New York Reston Washington New Haven

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Myriad Genetics, Inc.
November 21, 2002
Page 2


     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued and delivered as contemplated by the Underwriting Agreement, and provided no stop order shall have been issued by the Commission relating thereto, will be, upon receipt of the payment therefor, validly and legally issued, fully paid and non-assessable.

     It is understood that this opinion is to be used by the Company only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm's name therein and in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Mintz, Levin, Cohn, Ferris,
                                       Glovsky and Popeo, P.C.

                                       Mintz, Levin, Cohn, Ferris,
                                       Glovsky and Popeo, P.C.